Exhibit 32.01
Written Statement of Chief Executive Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
     The undersigned, the Chief Executive Officer of Guilford Pharmaceuticals Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 8, 2005

/s/	Dean J. Mitchell

Dean J. Mitchell Chief Executive Officer